                                                                   Exhibit 24

                                POWER OF ATTORNEY

        KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of the Chief Executive Officer and the Chief Financial Officer of
SeaStar Medical Holding Corporation (the "Company"), signing singly, as his or her true and lawful attorney-in-fact to:

                (1)    execute for and on behalf of the undersigned, in the
        undersigned's capacity as an officer or director of the Company, Forms
        3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange
        Act of 1934, as amended, and the rules thereunder and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the Company;

                (2)    do and perform any and all acts for and on behalf of the
        undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form or report, and timely file such form or report with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and

                (3)    take any other action of any type whatsoever in
        connection with the foregoing which, in the opinion of such attorneys-
        in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in his or her discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that no such attorney-in-
fact, in serving in such capacity at the request of the undersigned, is hereby assuming any of the undersigned's responsibilities to comply with Section 13 and Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder.

        This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

                             [Signature Page Follows]

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 31st day of October, 2022.

                                   /s/ Kenneth Van Heel
                                   -------------------------------
                                   Kenneth Van Heel